UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2017

CISION LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-38140	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 East Randolph Street, 7th Floor Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-639-5087

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to that certain Agreement and Plan of Merger by and among Capitol Acquisition Corp. III, Capitol Acquisition Holding Company Ltd., later renamed “Cision Ltd.” (the “Company”), Capital Acquisition Merger Sub, Inc., Canyon Holdings (Cayman) L.P. (“Canyon”) and Canyon Holdings s.à r.l., dated as of March 19, 2017 (as amended, the “Merger Agreement”), to induce Canyon to enter into the transactions contemplated by the Merger Agreement, the Company agreed to make an earn-out payment to Canyon of 2,000,000 ordinary shares of the Company (the “Earn-Out Shares”) for no additional consideration from Canyon if the Company’s ordinary share price had exceeded $13.00 for any period of 20 trading days out of 30 consecutive trading days. On October 30, 2017, based on the achievement of the milestone described above, the Company became obligated to issue to Canyon the Earn-Out Shares. The Earn-Out Shares were issued to Canyon on November 3, 2017 in accordance with the terms of the Merger Agreement. The issuance of these ordinary shares was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act. No underwriters were involved in the issuance of these ordinary shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2017

CISION LTD.

By:	/s/ Jack Pearlstein
Name: Jack Pearlstein
Title: Chief Financial Officer